UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

 FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 17, 2017

CTI INDUSTRIES CORPORATION

(Exact name of registrant as specified in its charter)

Illinois

(State or other jurisdiction of incorporation)

000-23115	36-2848943
(Commission File Number)	(IRS Employer Identification No.)

22160 N. Pepper Road Lake Barrington, Illinois	60010
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (847) 382-1000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (l7 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-1 2)
☐	Pre-commencement communications pursuant to Rule l4d-2(b) under the Exchange Act (17 CFR 240. l 4d-2 (b))
☐	Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240. l 3c-4 (c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.03	Creation of a Direct Financial Obligation.

On August 17, 2017, the Company executed a Warrant Conversion Note (“Note”) in favor of BMO Private Equity (U.S.) Inc. (“BMO Private Equity’) for $797,881 plus interest at 11.5% per annum. The Note represents payment due BMO Private Equity resulting from its exercise on August 10, 2017, of its put right on 144,121 common stock warrants issued to BMO Private Equity in July, 2012. The Note matures on January 18, 2018, or such earlier date the Company pays the balance owed to BMO Private Equity on the subordinated debt.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, CTI Industries Corporation has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized, August 21, 2017.

CTI INDUSTRIES CORPORATION

By:	/s/ Stephen M. Merrick
Stephen M. Merrick, President